WORLD OLYMPIANS ASSOCIATION                 BGI SPORTS


                  INTERNET COMMUNITY / EXTRANET & DIGITAL MEDIA
                                    AGREEMENT

This EXTRANET and DIGITAL MEDIA development agreement (this "Agreement") is made and entered into by and between BGI Sports, a dba of the Brekel Group, Inc.
(BGI)  and  the  World  Olympians  Association  (WOA).

BGI will exclusively develop, create, host and maintain the official EXTRANET of the WOA. In undertaking this work, the following terms of mutual agreement and understanding are set forth:

GENERAL:
--------

The WOA is a non-profit corporation vested with the exclusive authority to control the use of WOA-related marks and terminology.

BGI is familiar with the Olympic Movement, the Olympic family and the rules and regulations surrounding the use of the protected marks of the IOC ( International Olympic Committee ).

BGI will design and edit the EXTRANET in accordance with WOA editorial authority. The WOA will provide overall guidelines and direction governing all content on the site. Modifications will be made as requested by the WOA.

The scope of the EXTRANET will encompass the full digital media program of the WOA, to include the delivery of editorial content, on-line membership services, support of WOA sponsor/partner programs and e-commerce.

BGI warrants that the EXTRANET will be of high quality, employing the latest industry standard technology, free of defects in material and workmanship in all material respects, and will conform to the functional descriptions contained in Attachment A.
-------------


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BGI  will  implement  a complete marketing program related to the EXTRANET. Such activities will be coordinated with the marketing practices and requirements of the Olympic family and Olympic rights holders. The WOA will have oversight authority of EXTRANET related marketing and sponsorship initiatives. No marketing or sponsorship agreement shall be entered into for the WOA EXTRANET without the specific consent of WOA, which consent will not be unreasonably withheld.

Each party shall designate the name and contact information of an individual responsible for arranging all meetings, visits, and consultations necessary for the transmission and receipt of deliverables and information between the parties.

WOA will provide support in integrating this relationship within the Olympic family, the IOC, NOCs, official sponsors and with the WOA membership.

TIMING:
-------

Upon execution of this agreement, BGI will immediately begin to host and develop the EXTRANET at a domain and url address owned and registered by the WOA. If requested, BGI will secure a new domain address for the EXTRANET and register it on behalf of the WOA.

Upon completion of the domain registration requirement, BGI will begin to create and incorporate new content into the EXTRANET. An initial objective is to have a functional EXTRANET and appropriate on-line presence at the Salt Lake City Olympic Games. The site will support the WOA requirement to provide informational content in support of the Olympians Reunion Center.

BASIS OF AGREEMENT:
-------------------

The basis of this agreement is the continuance of satisfactory progress and a productive working relationship between the parties.

Both BGI and the WOA have the option to terminate this arrangement without cause upon written notice to the other party hereto. Upon giving or receipt of such notice, BGI will have up to 120 business days to close-down EXTRANET related business operations, or to implement any corrections, amendments or other changes necessary to cure any stated breech. BGI will cooperate to the fullest extent reasonable with WOA in the transfers of the contents of the EXTRANET to any subsequent EXTRANET, Internet or Web Site provider.

BGI shall maintain as confidential any and all information BGI receives from WOA, its members or any athlete regarding any matter not specifically designated as public information by the WOA.

WOA shall be the exclusive Owner of all content on the EXTRANET and shall be the Owner of any copywritten material created for the EXTRANET by WOA or on WOA's behalf.
The EXTRANET may contain copyrighted materials by agreement with other parties. BGI shall have the responsibility to obtain any rights, licenses, clearances, releases or other permissions necessary in the use of any third party content.


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REVENUE AND EXPENSES:
---------------------

Significant investment will be made by BGI on EXTRANET infrastructure development before meaningful revenue opportunities might accrue. In order to recoup BGI's investment, EXTRANET Net Income as determined in accordance with United States Generally Approved Accounting Procedures (GAAP) will be divided 65% to the WOA, and 35% to BGI. For purposes of this Agreement, Net Income shall mean the sales price of any merchandise less fixed costs of BGI.

The EXTRANET will be developed by BGI at no expense to the WOA. Initially, sponsorship revenue shall be divided 65%. To the WOA and 35%. To BGI for infrastructure costs relating to such sponsor. The parties hereunto agree to review the sponsorship fee division from time to time at the request of either party hereunto.

Costs directly associated with the WOA's internal contract oversight are the responsibility of the WOA.
EACH PARTY HERETO SHALL INDEMNIFY AND HOLD THE OTHER PARTY HARMLESS FROM AND AGAINST ANY LIABILITY, DAMAGES AND COURT COSTS RESULTING FROM A BREACH BY EITHER PARTY'S RESPONSIBILITIES HEREUNDER.
THIS CONTRACT SHALL BE CONSTRUED AND GOVERNED UNDER THE LAWS OF THE STATE OF FLORIDA. JURISDICTION AND VENUE SHALL BE PROPER IN THE COURTS OF ORANGE COUNTY, FLORIDA.

AGREED AND ACCEPTED:
Date:    December 5, 2001



/s/ Nicholas H. VandenBrekel                /s/  Pal Schmitt

Nicholas H. VandenBrekel                    Dr. Pal Schmitt, President
Brekel Group  dba BGI Sports                World Olympian Association
                                            Lausanne, Switzerland



/s/ Liston D. Bochette

Dr. Liston D. Bochette, Secretary General
World Olympian Association
Lausanne, Switzerland


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ATTACHMENT A
------------

     WOA INTERNET COMMUNITY / EXTRANET CONTENT DESCRIPTION

EXTRANET OBJECTIVES
-    To support and enhance the WOA mission
-    To serve and benefit the worldwide community of Olympians
- To develop a major Olympic gateway, focused on the Olympic movement's, most important constituency the athletes
-    To protect and advance the Olympic spirit and ideals

EDITORIAL AUTHORITY
-    Editorial and content control by WOA
-    Approval of marketing initiatives by WOA
-    Provide support for WOA partner programs

EDITORIAL CONTENT
-    Olympic news and features with focus on Olympians
-    WOA program information
-    Interactive youth section, news and features
-    Select event coverage with on-site Olympian perspectives
-    Streaming video and web casting of events and programs
-    Online Flame magazine (World Olympians)
-    Olympic news links
-    Outreach to Olympian membership to gain editorial input

MEMBERSHIP SERVICES
-    Membership registration to build the WOA database
-    Continual updating and expanding the database
-    Olympian web pages with domain hosting
-    E-mail addresses and automatic forwarding
-    Speakers Bureau and tools for the athlete presentation (Olympian Manual)
-    Scheduled On-line chat room events
-    Directory of Olympian business services


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EDUCATION
-    School curriculum and reference material by grade levels
-    Olympic primers and teachers resources
-    A listing of Olympic books and materials available to schools
-    WOA publications with e-commerce capabilities
-    Speaker request forms for schools and community groups
-    Character education for youth using personal Olympian stories
- Youth Olympic Channel featuring interactive games, puzzles, intro to sports, Olympic history etc.
- Coaching philosophy: participation, teamwork, training, goal setting, nutrition and Olympic ideals

E-MAIL
-    Free e-mail account designated for Olympians - example - carl.lewis@woa.org
- E-mail forwarding for all Olympians. Olympians reached via individual e-mail that will be automatically forwarded to their personal, confidential e-mail address
- All media, sponsors, event organizers and Olympic fans can reach any Olympian worldwide without breaching confidentiality

WOA MARKETING SUPPORT
- Ambush protection - Direct association with Olympic rings limited to sponsors, partners, suppliers and licensees.
-    Merchandising - WOA membership specialty product(s)
-    Sponsor and licensee products and offerings with member discounts
-    Auctions of Olympic memorabilia
- Athlete marketing - promotion of athlete participation with Olympic family sponsors.
-    Database of Olympians biographies
-    Travel, lodging and ticket offers
- BGI will perform all fulfillment functions relating to all merchandise sales.

VISA OLYMPIANS REUNION CENTER
-    Pre-registration process
-    Promotion of attendance of Olympians in Salt Lake City.
-    Daily coverage of Olympian activities at the games
-    Olympian perspectives of games events and activities.

ATHLETE PROMOTION
-    Create financial opportunities for Olympians
-    Coverage of Olympian participation with sponsors and events
-    Assist and support Olympian personal websites (fee based)
-    Biographies and presentation experience with sponsors
-    Searchable database of Olympians by country and region
-    Speakers Presentation Workshop
-    Employment opportunities for Olympians

WORLDWIDE OUTREACH
- News partners, worldwide, to produce expanded Olympian news and programs with emphasis on specific country or region. (Must maintain Web Site look and quality control)
-    Links to IOC, NOCs and Olympic family sites
-    Coverage from National Olympians Associations


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